Exhibit 10.63

ADDENDUM TO EMPLOYMENT AGREEMENT

This addendum (“Addendum”) to the Contract of Employment between Clean Diesel Technologies, Inc., a Delaware corporation (“CDTI” or the “Company”) and Steve Golden (“Executive”) (inclusively, the “Parties”) is entered into on March 29, 2016.

A.            Catalytic Solutions, Inc., a wholly owned subsidiary of Company, and Executive entered into a written employment contract (“Contract of Employment”) on October 16, 2006.

B.            The Parties now desire to amend the Contract of Employment, together with any amendments thereto, pursuant to this Addendum.

NOW THEREFORE, in consideration of the mutual promises contained herein, the Parties hereto agree as follows:

1.               Modification of Paragraph 4 “BASE SALARY.”  Parties to the Contract of Employment hereby agree that the following provision will fully and completely replace Paragraph 4 “BASE SALARY” to reflect Executive’s new annual base salary of $225,000.

You will receive an annual base salary of $225,000.00 per year effective as of March 28, 2016, less applicable payroll withholdings and payable in accordance with CDTI’s normal payroll practices. This salary shall be subject to annual review by CDTI in accordance with its general policies as in effect from time to time.

2.               All Other Provisions Remain Unmodified. Executive and Company acknowledge and agree that all other provisions of the Employment Agreement remain in full force and effect.

STEVE GOLDEN

/s/ Steve Golden	Date:	March 29, 2016

CLEAN DIESEL TECHNOLOGIES, INC.

/s/ Matthew Beale	Date:	March 29, 2016
By: Matthew Beale, Chief Executive Officer